Exhibit 99.1

February 24, 2026

Zeta Global Reports 18th Straight “Beat and Raise” Quarter and Record Full Year 2025 Results

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Delivered revenue of $395M for the fourth-quarter, an increase of 25% Y/Y, exceeding midpoint of guidance by $14M, and 28% growth Y/Y when excluding revenue from political candidates, LiveIntent and Marigold’s Enterprise Business. For the full year 2025, delivered revenue of $1,305M an increase of 30% Y/Y.
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For 2025, generated net cash provided by operating activities of $199M, an increase of 49% Y/Y, and margin of 15%, and free cash flow of $165M, an increase of 78% Y/Y, and margin of 13%.
•
Achieved positive GAAP net income of $6.5 million for the fourth quarter, a margin of 1.7%.
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Expanded Adjusted EBITDA margins by 174 bps Y/Y in the fourth quarter.
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Grew Super-Scaled Customer count to 184, an increase of 36 customers or 24% Y/Y.
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Increasing full year 2026 revenue, adjusted EBITDA, free cash flow guidance and guiding to positive GAAP Net Income.

NEW YORK – Zeta Global (NYSE: ZETA), the AI Marketing Cloud, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“We delivered our 18th consecutive beat-and-raise quarter,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “This consistent performance is not the result of a single product cycle or an easy comparison. It reflects the compounding power of our system: proprietary data that improves with every customer interaction, intelligence that sharpens with every decision, and now Athena by ZetaTM—an interface that lowers the barriers to enterprise-wide adoption. Together, we believe this positions Zeta as the AI disruptor in enterprise marketing software.”

“Our results continue to prove that Zeta can deliver durable, predictable and profitable growth at scale,” said Chris Greiner, Zeta’s CFO. “Our increased 2026 guidance reflects the momentum we are seeing in the business as well as the visibility and predictability of our growth. We also see 2026 as another year in which total revenue growth can eclipse 30% while simultaneously turning GAAP Net Income positive, a significant milestone for the company.”

Increased 2026 Guidance*

First Quarter 2026

•
Increasing revenue guidance to a range of $369 million to $371 million, up $8 million at the midpoint from the prior guidance of $362 million. The revised guidance represents a year-over-year growth rate of 39% to 40%, and 22% to 23% when excluding political candidate and Marigold’s Enterprise Business revenue.
•
Increasing adjusted EBITDA guidance to a range of $61.2 million to $61.8 million, up $1.5 million at the midpoint from the prior guidance of $60.0 million. The revised guidance represents a year-over-year growth rate of 31% to 32% and an adjusted EBITDA margin of 16.5% to 16.8%.

Full Year 2026

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Increasing revenue guidance to a range of $1,749 million to $1,762 million, up $25 million at the midpoint from the prior guidance of $1,730 million. Revised guidance represents a year-over-year growth rate of 34% to 35%, and 20% to 21% when excluding political candidate and Marigold’s Enterprise Business revenue.
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Increasing adjusted EBITDA guidance to a range of $389.9 million to $392.1 million, up $6 million at the midpoint from the prior guidance of $385.4 million. Revised guidance represents a year-over-year growth rate of 40% to 41% and an adjusted EBITDA margin of 22.1% to 22.4%.
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Increasing free cash flow guidance to a range of $230.7 million to $231.7 million, up $7 million at the midpoint from the prior guidance of $224.0 million. Revised guidance represents a year-over-year growth rate of 40% to 41% and a free cash flow margin of 13.1% to 13.3%.
•
Guiding to positive GAAP Net Income for the full year 2026.

Zeta 2028

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Increasing revenue target to account for the completion of Marigold’s Enterprise Business acquisition to at least $2.3 billion, representing a 23% CAGR from 2024 to 2028, compared to our previous target of $2.1 billion.
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Increasing adjusted EBITDA expectation to at least $573 million and implied margin of 25%, compared to previous expectation of $525 million and implied margin of 25%.
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Increasing Free Cash Flow guidance to at least $371 million and implied margin of 16% and Free Cash Flow to Adjusted EBITDA ratio of 65%. Previous guidance was at least $340 million; implied margin of 16% and implied Free Cash Flow to Adjusted EBITDA ratio of 65%.

* This press release does not include a reconciliation of forward-looking adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin to forward-looking GAAP net income (loss), net income (loss) margin, net cash provided by operating activities, or net cash provided by operating activities margin, respectively, because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

Investor Conference Call and Webcast

Zeta will host a conference call today, Tuesday, February 24, 2026, at 4:30 p.m. Eastern Time to discuss financial results for the fourth quarter and full year 2025. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global (NYSE: ZETA) is the AI Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our first quarter 2026 guidance, full year 2026 guidance, the Zeta 2028 targets, anticipated market share growth, the impacts of our prior investments on accelerating the timing of the marketing cloud replacement cycle, our products capabilities to provide strong investment returns to our customers, our strong competitive position, visibility of our current and new customers, expansion of existing customers, the capabilities of AI and Zeta’s platform, the acceleration of the digital transformation and our business, any future share repurchases under our existing share repurchase programs, the predictability and profitability of our growth, and the growth and expansion of AI and the Zeta Marketing Platform, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; increases in our borrowing costs as a result of changes in interest rates and other factors; the impact of inflation, tariffs and changes in global trade policies on us and on our customers; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions; prevailing stock prices, general economic and market condition; the impact of future pandemics, epidemics and other health crises on the global economy, our customers, employees and business; domestic and international political and geopolitical conditions or uncertainty, including political or civil unrest or changes in trade policy; our ability to innovate and make the right investment decisions in our product offerings and platform; the impact of new generative AI capabilities and the proliferation of AI on our business; our ability to attract and retain customers, including our scaled and super-scaled customers; our ability to manage our growth effectively; our ability to identify and integrate acquisitions or strategic investments; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The first quarter and full year 2026 guidance and the Zeta 2028 targets provided herein are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance and the Zeta 2028 targets provided are subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (“SEC”), that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Investors Website.

Social Media Profiles:

www.x.com/zetaglobal

www.facebook.com/zetaglobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

www.youtube.com/@zetaglobal

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

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Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.
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Cost of revenues (excluding depreciation and amortization): Cost of revenues excludes depreciation and amortization and consists primarily of media and marketing costs and certain employee-related costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to revenue-generating events. We pay these third-party publishers, media owners or managers and strategic partners on revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Expenses related to “internet traffic” associated with the viewing of available impressions or queries per second and costs of providing support to our customers are also included in the cost of revenues (excluding depreciation and amortization). Employee-related costs included in cost of revenues (excluding depreciation and amortization) include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers. Our cost of revenues (excluding depreciation and amortization) are dependent on the revenue mix and therefore can slightly increase or decrease in the future as a percentage of revenue over the long term.
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Scaled Customers: We define scaled customers as customers from which we generated at least $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
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Super-Scaled Customers: We define super-scaled customers, which is a subset of Scaled Customers, as customers from which we generated at least $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super-scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super-scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
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Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the number of scaled customers at the end of that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
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Super-Scaled Customer ARPU: We calculate the super-scaled customer ARPU as revenue for the corresponding period divided by the number of super-scaled customers at the end of that period. We believe that super-scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
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Zeta 2028: Zeta 2028 is the Company’s next medium-term plan with targets for business, product, and industry leadership. See “Zeta 2028 above for the financial targets of this plan.

Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

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Adjusted EBITDA is a non-GAAP financial measure defined as net income / (loss) adjusted for interest expense, net, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition-related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring capital raise related (including initial public offering (“IPO”)) expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses / (income). Acquisition-related expenses and restructuring expenses primarily consist of professional services fees, severance and other employee-related costs, which may vary from period to period depending on the timing of our acquisitions and restructuring activities and distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses / (income) consist of non-cash expenses such as changes in fair value of acquisition-related liabilities, gains and losses on extinguishment of acquisition-related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring capital raise related (including IPO) expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.

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Adjusted EBITDA margin is a non-GAAP financial measure defined as adjusted EBITDA divided by the total revenues for the same period.
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Free cash flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs, adjusted for the effect of exchange rates on cash and cash equivalents.
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Free cash flow margin is a non-GAAP financial measure defined as free cash flow divided by revenue for the same period.

Adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net income / (loss).

We calculate forward-looking adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income / (loss). We do not attempt to provide a reconciliation of forward-looking adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin guidance and targets to forward looking GAAP net income / (loss), GAAP net income / (loss) margin GAAP cash flows from operating activities, or GAAP cash flows from operating activities margin, respectively, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Matt Pfau

ir@zetaglobal.com

Press

Candace Dean

press@zetaglobal.com

Zeta Global Holdings Corp.

Consolidated Balance Sheets

(In thousands)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$319,764	$366,157
Accounts receivable	322,391	235,227
Prepaid expenses	28,970	13,348
Other current assets	14,658	1,808
Total current assets	$685,783	$616,540
Non-current assets:
Property and equipment, net	$15,393	$8,856
Website and software development costs, net	31,520	28,949
Right-to-use assets - operating leases, net	19,101	8,806
Intangible assets, net	217,943	115,180
Goodwill	527,886	325,992
Deferred tax assets, net	1,211	619
Other non-current assets	4,687	6,431
Total non-current assets	$817,741	$494,833
Total assets	$1,503,524	$1,111,373
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,136	$43,665
Accrued expenses	179,087	121,400
Acquisition-related liabilities	149,036	12,727
Deferred revenue	35,398	10,348
Other current liabilities	25,824	11,197
Total current liabilities	$429,481	$199,337
Non-current liabilities:
Long-term borrowings	$197,083	$196,288
Acquisition-related liabilities	39,447	29,137
Deferred tax liabilities, net	17,268	—
Other non-current liabilities	15,656	9,810
Total non-current liabilities	$269,454	$235,235
Total liabilities	$698,935	$434,572
Stockholders’ equity:
Class A Common Stock	$221	$213
Class B Common Stock	24	24
Additional paid-in capital	1,863,695	1,706,885
Accumulated deficit	(1,059,817)	(1,028,308)
Accumulated other comprehensive gain / (loss)	466	(2,013)
Total stockholders’ equity	$804,589	$676,801
Total liabilities and stockholders’ equity	$1,503,524	$1,111,373

Consolidated Statements of Operations and Comprehensive Loss

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenues	$394,638	$314,673	$1,304,668	$1,005,754
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	159,887	125,945	513,587	399,552
General and administrative expenses	60,422	54,136	233,024	204,595
Selling and marketing expenses	92,964	82,947	340,040	314,514
Research and development expenses	29,970	24,272	117,173	90,679
Depreciation and amortization	19,758	16,805	72,039	56,100
Acquisition-related expenses	13,799	3,646	20,281	8,229
Restructuring expenses	—	—	3,152	—
Total operating expenses	$376,800	$307,751	$1,299,296	$1,073,669
Income / (loss) from operations	17,838	6,922	5,372	(67,915)
Interest expenses, net	54	17	371	7,147
Other expenses / (income)	16,499	(2,073)	38,088	(115)
Total other expenses / (income)	$16,553	$(2,056)	$38,459	$7,032
Income / (loss) before income taxes	1,285	8,978	(33,087)	(74,947)
Income tax benefit	(5,254)	(6,258)	(1,578)	(5,176)
Net income / (loss)	$6,539	$15,236	$(31,509)	$(69,771)

The Company recorded stock-based compensation under respective lines of the above condensed consolidated statements of operations and comprehensive loss:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cost of revenues (excluding depreciation and amortization)	$304	$339	$1,211	$1,503
General and administrative expenses	13,147	15,003	57,492	65,339
Selling and marketing expenses	20,496	21,186	84,709	99,577
Research and development expenses	9,784	6,482	34,409	28,565
Total	$43,731	$43,010	$177,821	$194,984

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(31,509)	$(69,771)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	72,039	56,100
Stock-based compensation	177,821	194,984
Deferred income taxes	(4,646)	(7,260)
Change in fair value of acquisition-related liabilities	36,723	(979)
Others, net	(3,458)	(7)
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(77,234)	(41,836)
Prepaid expenses	(6,705)	(6,267)
Other current assets	5,223	103
Other non-current assets	1,040	(2,054)
Deferred revenue	(9,320)	6,256
Accounts payable	(8,494)	(28,580)
Accrued expenses and other current liabilities	42,693	32,581
Other non-current liabilities	4,729	591
Net cash provided by operating activities	$198,902	$133,861
Cash flows from investing activities:
Capital expenditures	(13,815)	(25,727)
Website and software development costs	(20,093)	(16,040)
Acquisitions and other investments, net of cash acquired	(90,305)	(55,819)
Net cash used for investing activities	$(124,213)	$(97,586)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(6,333)	(7,032)
Proceeds from credit facilities, net of issuance cost	6,250	209,103
Issuance under employee stock purchase plan	4,247	3,406
Exercise of options	2,236	3,175
Proceeds from equity capital raise, net of issuance cost	—	228,956
Repurchase of shares	(120,967)	(42,185)
Repayments against the credit facilities	(6,250)	(197,500)
Net cash (used for) / provided by financing activities	$(120,817)	$197,923
Effect of exchange rate changes on cash and cash equivalents	(265)	227
Net (decrease) / increase in cash and cash equivalents	$(46,393)	$234,425
Cash and cash equivalents, beginning of period	366,157	131,732
Cash and cash equivalents, end of period	$319,764	$366,157

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income / (loss) and net income / (loss) margin, respectively, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income / (loss)	$6,539	$15,236	$(31,509)	$(69,771)
Net income / (loss) margin	1.7%	4.8%	(2.4)%	(6.9)%
Add back:
Depreciation and amortization	19,758	16,805	72,039	56,100
Acquisition-related expenses	13,799	3,646	20,281	8,229
Restructuring expenses	—	—	3,152	—
Capital raise related expenses	—	—	—	1,624
Stock-based compensation	43,731	43,010	177,821	194,984
Other expenses / (income)	16,499	(2,073)	38,088	(115)
Interest expenses, net	54	17	371	7,147
Income tax benefit	(5,254)	(6,258)	(1,578)	(5,176)
Adjusted EBITDA	$95,126	$70,383	$278,665	$193,022
Adjusted EBITDA margin	24.1%	22.4%	21.4%	19.2%

The following table reconciles net cash provided by operating activities in the Consolidated Statements of Cash Flows to Free Cash Flow:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$64,135	$43,683	$198,902	$133,861
Capital expenditures	(3,257)	(8,269)	(13,815)	(25,727)
Website and software development costs	(4,981)	(3,930)	(20,093)	(16,040)
Effect of exchange rate changes on cash and cash equivalents	(49)	184	(265)	227
Free Cash Flow	$55,848	$31,668	$164,729	$92,321
Free Cash Flow Margin	14.2%	10.1%	12.6%	9.2%

The following table reconciles revenues in Consolidated Statements of Operations to revenues excluding political candidate, LiveIntent and Marigold’s Enterprise Business revenues:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenues	$394,638	$314,673	$1,304,668	$1,005,754
Political candidate revenue	NM*	(21,881)	NM*	(44,363)
LiveIntent revenue	(22,480)	(16,929)	(82,558)	(16,929)
Marigold’s Enterprise Business revenue	(18,573)	—	(18,573)	—
Revenues excluding political candidate, LiveIntent, & Marigold’s Enterprise Business	$353,585	$275,863	$1,203,537	$944,462
Growth excluding political candidate, LiveIntent, & Marigold’s Enterprise Business revenues	28%	31%	27%	30%

*NM: Not Material